UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 14, 2009
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EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2009, Jay Potter, a director of EAU Technologies, Inc. (“EAU” or the “Company”), informed the Company that he is resigning as a director effective immediately.  Mr. Potter has served on the audit committee of EAU.

Mr. Potter has served and continues to serve on the boards of several other companies.  One of those companies, which is not registered under the Securities Exchange Act of 1934, is engaged in a proxy contest in which Mr. Potter is involved.  While this dispute does not in any way involve EAU, Mr. Potter believes that the proxy contest could act as a distraction which may impede his ability to serve effectively as a director and audit committee member for EAU.

EAU did not have any disagreement with Mr. Potter.  The Company expressed its appreciation to Mr. Potter for his many years of service on the board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2009	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer

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